UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 14, 2004

CANARGO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-9147	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles (Address of principal executive offices)	GY1 3RR (Zip Code)

Registrant’s telephone number, including area code	(44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES

Item 9.   Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure”.

On April 14th, 2004, CanArgo Energy Corporation (“CanArgo”) issued a press release announcing receipt of approval from the American Stock Exchange to list its shares on the Exchange. A copy of CanArgo’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Exhibit Index

99.1   Press released, dated April 14th, 2004, issued by CanArgo Energy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: April 16th, 2004	By:	/s/ Liz Landles Liz Landles, Corporate Secretary

CanArgo Energy Corporation

FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA

American Stock Exchange Listing Approved

April 14, 2004 — New York, New York, CanArgo Energy Corporation (“CanArgo“or “Company”) [OSE: CNR, OTCBB: GUSH.OB] is pleased to announce that it has today received approval from the American Stock Exchange (the “Exchange”) to list its shares of common stock on the Exchange under trading symbol “CNR”.

This approval is contingent upon CanArgo being in full compliance with all applicable listing standards on the date it begins trading on the Exchange. The Company expects to begin trading on the Exchange on April 21, 2004.

CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in the Republic of Georgia and the Caspian area. Further information on the Company is available at www.canargo.com and at http://www.sec.gov.

The matters discussed in this press release include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company cannot give assurance that the results will be attained.

CanArgo Energy Corporation,
Julian Hammond

Tel:	+44 1481 729 980
Fax	+44 1481 729 982
Mobile:	+44 7740 576 139
e-mail:	info@canargo.com